                                                                    EXHIBIT 99.2


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the or this "Agreement") is made and entered into on the 8th day of February, 2004, by and among FERRELLGAS, INC. ("FGI"), a corporation organized and existing under the laws of the State of Delaware; FERRELL COMPANIES, INC. ("FCI"), a corporation organized and existing under the laws of the state of Kansas, (FGI and FCI are each referred to in this Agreement individually as the "Company" or collectively as the "Companies," as the context so requires), and BILLY D. PRIM (the "Executive"), an individual residing at Winston-Salem, North Carolina.

                                R E C I T A L S:

                  FGI is a wholly-owned subsidiary of FCI. FGI serves as the general partner of Ferrellgas Partners, L.P., a Delaware limited partnership ("Ferrellgas Partners"), and Ferrellgas, L.P., a Delaware limited partnership ("Ferrellgas"). Ferrellgas Partners and Ferrellgas are referred to in this Agreement collectively as the "Partnerships." The Partnerships are engaged primarily in the sale, distribution and marketing of propane gas and related products. The Companies, through the Partnerships, conduct such business throughout the United States.

                  The Companies, through the Partnerships, have expended a great deal of time, money, and effort to develop and maintain proprietary Confidential Information which, if misused or disclosed, could be harmful to the Business. The success of the Companies depends to a substantial extent upon the protection of the Confidential Information and customer goodwill by all of their employees and the employees of the Partnerships.

                  The Executive has heretofore been employed as the President and Chief Executive Officer of Blue Rhino Corporation ("BRC"). The Board of Directors of BRC, FCI Trading Corp. ("Parent"), a Delaware corporation and an affiliate of the Companies, and Ferrell Companies, Inc. (the "Ultimate Parent"), a Kansas corporation and an affiliate of the Companies, have deemed it advisable and in the best interest of their respective equity holders to consummate a business combination in which Diesel Acquisition LLC, a Delaware limited liability company ("Merger Sub") and an affiliate of the Companies, will merge with and into BRC and BRC, being the surviving entity in the Merger (the "Merger"), will thereby become a direct wholly-owned subsidiary of Parent. The Companies and the Executive have agreed to enter into this Agreement to provide for the employment of the Executive following the Merger.

                  The Executive desires to be eligible for other opportunities within the Companies and/or compensation increases which otherwise would not be available to the Executive and to be given access to Confidential Information of the Companies and the Partnerships which is necessary for the Executive to perform his duties, but which the Companies would not make available to the Executive but for the Executive's signing and agreeing to abide by the terms of this Agreement as a condition of the Executive's employment with the Companies.

                  The Executive recognizes and acknowledges that the Executive's position with the Companies will provide the Executive with access to Confidential Information of the Companies and the Partnerships.


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                  The Companies compensate their employees to, among other
things, develop and preserve goodwill with their customers on each respective Company's behalf and business information for each respective Company's ownership and use.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation the Companies agree herein to pay the Executive, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Companies and the Executive agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         Wherever used in this Agreement, including the Recitals and this
ARTICLE 1, the following terms shall have the meanings set forth below (unless otherwise indicated by the context):

         1.1 "BASE SALARY" means the base annual salary payable to the Executive as provided in Section 5.1. The initial Base Salary shall be $600,000.

         1.2      "BOARD" means the Board of Directors of FGI.

         1.3 "BUSINESS" means any business, service or product engaged in, provided or produced by the Companies, including, but not limited to, the retail sale and wholesale of propane, the propane cylinder exchange business, the manufacturing or sale of any product lines from the Blue Rhino division of Ferrellgas (the "Blue Rhino Division"), including, mosquito extermination devices, propane powered heat lamps, and gas grills, and any other business in which the Blue Rhino Division engages.

         1.4      "CHANGE OF CONTROL" means the earliest of the following dates:

                  (a) The date any person shall have become the beneficial owner of fifty-one percent (51%) or more of the outstanding common stock of the Company.

                  (b) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any shares of common stock of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common stock of the Company immediately prior to the merger will beneficially own at least seventy percent (70%) of the voting securities of the surviving corporation immediately after the merger, or (B) to sell or otherwise dispose of substantially all of the assets of the Company, or (C) a plan of complete liquidation or winding up of the Company; or

                  (c) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve-month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.



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(For purposes of this Section 1.4, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

In no event shall the Merger constitute a Change of Control for purposes of this Agreement.

         1.5 "COMPANIES" means collectively Ferrellgas, Inc. ("FGI"), a Delaware corporation, and Ferrell Companies, Inc. ("FCI"), a Kansas corporation. "COMPANY" means each of FGI and FCI individually.

         1.6 "COMPENSATION CONTINUANCE PERIOD" means the one-year period commencing on the first day of the calendar month next following the calendar month in which the Termination Date occurs.

         1.7 "COMPENSATION CONTINUANCE TERMINATION EVENT" means the termination of the Executive's employment by the Company without cause (Section 4.6), by the Executive for Good Reason (Section 4.4) or by the expiration of the Term.

         1.8 "CONFIDENTIAL INFORMATION" means all information, observations and data (whether in human or machine readable form) obtained by the Executive while employed by the Companies concerning the business or affairs of the Companies, a Partnership, or any other affiliate, including any information pertaining to the Business which is not generally known in the propane industry, including, but not limited to, trade secrets, internal processes, designs, design information, products, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which related or relates to the Companies' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive, whether prior to or during the Term, data, research and development plans and activities, equipment modifications, techniques, software and computer programs and derivative works, business and marketing plans, projections, sales data and reports, confidential evaluations, compilations and/or analyses of technical or business information, profit margins, customer requirements, costs, profitability, sales and marketing strategies, pricing policies, strategic plans, training materials, internal financial information, operating and financial data and projections, names and addresses of customers, inventory lists, sources of supplies, supply lists, employee lists, mailing lists, and information concerning relationships between any Company or Partnership and their employees or customers which gives or may give the Companies or the Partnerships an advantage over competitors, and all other information owned by the Companies which is not public information.

         1.9 "CUSTOMERS" means and includes any and all Persons who are customers, patrons or distribution partners of the Companies or the Partnerships with respect to the Business.

         1.10 "FOR CAUSE" means one or more of the following: (i) the conviction of Executive by a court of competent jurisdiction of, or entry of a plea of nolo contendere with


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respect to, a felony or any other crime, which other crime involves fraud, dishonesty or moral turpitude; (ii) fraud or embezzlement on the part of the Executive from the Company; (iii) the material breach by the Executive of any of
Article 11 hereof; (iv) any act of moral turpitude or willful misconduct by the Executive which has an adverse impact on the Business or reputation of the Companies; (v) a violation of a material term of this Agreement; (vi) a material violation of any statutory fiduciary duty or common law fiduciary duty of the Executive to the Companies with respect to his obligations to the Companies;
(vii) failure by the Executive to meet the reasonable expectations of the Chief Executive Officer of the Companies in fulfilling his duties, after written notice and sixty (60) days to cure such failure.

         1.11     "GOOD REASON" means any of the following:

                  (a) The Executive's resignation from the employment of the Companies on account of the failure by the Board to reelect or reappoint the Executive to a responsible executive position in the Companies or any of its affiliates and the Executive then elects to leave the Companies' employment within three (3) months of such failure to so reelect or reappoint the Executive;

                  (b) The Executive's resignation from the employment of the Companies on account of a material modification by the Board of the duties, functions and responsibilities of the Executive as Executive Vice President of FGI without his consent within three (3) months of such modification; provided further, that in the event of a Change of Control, the change in the Executive's title and/or a change in the level of management to which the Executive reports, shall not, in and of itself, be deemed to constitute a material modification of the Executive's duties and responsibilities; or

                  (c) The Executive's resignation from the employment of the Companies on account of any material breach of a provision of this Agreement by the Companies, which breach is not cured within sixty (60) days after notice has been given to the Companies by the Executive. Without limiting the generality of the foregoing sentence, the Companies shall be in material breach of its obligations hereunder if, for example, the Executive shall at any time be required to report to anyone other than directly to the Chief Executive Officer of FGI, except as provided for in subsection (b), or the Companies cause the Executive to relocate his residence from Winston-Salem, North Carolina or makes it impractical for him to continue to reside there or causes him to reside away from there for extended periods of time, or the Companies shall fail to make a payment when due to the Executive.

         1.12 "PERSON" means any individual, partnership, joint venture, corporation, company, firm, group or other entity.

         1.13 "PRODUCTS" means propane gas cylinders and any other products of the Companies and the Blue Rhino Division, including mosquito extermination devices, propane powered heat lamps, and gas grills.

         1.14 "TERM" means the term of the Executive's employment under this Agreement as provided in Section 4.1.


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         1.15     "TERMINATION DATE" means the date the Term expires pursuant to the provisions of ARTICLE 4.

         1.16 "TIME PERIOD" means the Term and the thirty-six-month period next following the expiration of the Term.

         1.17 "TOTAL DISABILITY" means and occurs as of the date the Board has determined that the Executive is unable to perform the essential functions of his duties, even with reasonable accommodation, due to a mental or physical illness or incapacity for a period of more than (i) twelve (12) consecutive weeks or (ii) 75% of the business days in any 120-day period.

         1.18 "TRADE AREA" means the United States of America or any other country in which the Companies conduct or have made any material investment in plans to conduct the Business on the date of the Executive's termination.

                                   ARTICLE 2

                             EMPLOYMENT OF EXECUTIVE

         Subject to the terms and conditions set forth in this Agreement and conditional upon the consummation of the Merger, the Companies hereby employ the Executive and the Executive hereby accepts such employment for the period stated in ARTICLE 4 of this Agreement.

                                   ARTICLE 3

                      POSITION, RESPONSIBILITIES AND DUTIES

         3.1 POSITION AND RESPONSIBILITIES. During the Term (as defined in Sections 1.15 and 4.1), the Executive shall serve as Executive Vice President of FGI and as the Chief Executive Officer of the Blue Rhino Division of Ferrellgas on the conditions herein provided. The Executive shall supervise and control, and be responsible for the general management of the Blue Rhino Division, and shall provide such other executive services in the general management and operation of the Company's Business not inconsistent with his position and the provisions of Section 3.2 as shall be assigned to him from time to time by the Board.

         3.2 DUTIES. In addition to having the responsibilities described in Section 3.1, during the Term, the Executive shall also perform the duties and responsibilities customarily incident to the position of Executive Vice President of FGI and as are consistent with each Company's Bylaws, as now existing or hereafter amended, and the directives of the Chief Executive Officer of FGI. The Executive shall report directly to the Chief Executive Officer of FGI. The Chief Executive Officer of FGI shall, as soon as practicable, nominate the Executive to serve on the Board, recommend to the members of the Board the election of the Executive to the Board and use his best efforts to have the Executive elected to the Board. The duties and responsibilities of the Executive shall include, but not be limited to, the following:

                  (i) serving as the Chief Executive Officer of the Blue Rhino Division;



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                  (ii)     providing strategic direction for growth and
                  profitability of the Blue Rhino Division;

                  (iii) providing leadership for the integration of the Blue Rhino Division into Ferrellgas;

                  (iv) materially participating on the Executive Committee of Ferrellgas, to include periodic trips to Kansas City;

                  (v)      materially participating in company wide meetings;
                  and

                  (vi) such other senior management activities as may be reasonably required by the Board.

During the Term and except for illness, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote his full business time, attention, skill, energies and efforts to the faithful performance of his duties hereunder and to the business and affairs of the Companies and any subsidiary or affiliate of the Companies and shall not during the Term be employed in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that, (i) with the approval of the Board, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict of interest with the Companies or any of its subsidiaries or affiliates or divisions, or materially affect the performance of the Executive's duties pursuant to this Agreement and (ii) the Executive shall not be prevented from investing his personal assets in any business which does not compete with the Companies or with any subsidiary or affiliate of the Companies, where the form or manner of such investment will not require substantial services on the part of the Executive in the operation of the business in which such investment is made. Notwithstanding the foregoing, the duties of the Executive (i) shall not be materially expanded without the Executive's prior approval; and (ii)shall not require him to relocate his residence from Winston-Salem, North Carolina as a result of the Companies moving the Executive's office greater than fifty (50) miles away from the principal office of the Blue Rhino Division as of the date of this Agreement, and shall not make it impractical for him to continue to reside at his current residence or cause him to reside away from there for extended periods of time.

         3.3 LOCATION OF BLUE RHINO DIVISION. The parties agree that the Blue Rhino Division shall at all times be based in Winston-Salem, North Carolina.

                                   ARTICLE 4

                                      TERM

         4.1 TERM OF EMPLOYMENT. The Term shall commence as of the Effective Time of the Merger (as such term is defined in the Agreement and Plan of Merger among the Parent, the Merger Sub, the Ultimate Parent and BRC dated as of February 8, 2004), and shall continue until the earliest to occur of the following: (i) the day immediately preceding the third (3rd) anniversary of the Effective Time of the Merger (except as otherwise provided in this Section


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4.1)(such three year period shall be referred to as the "Initial Term"); (ii)
the date of death of the Executive; (iii) the specified date of termination under the Notice Exception (as defined in Section 4.2); (iv) the date of termination under the Cause Exception (as defined in Section 4.3); (v) the date the Executive terminates his employment for Good Reason; (vi) the date of termination as a result of the Executive's Total Disability; or (vii) the date of termination under the Without Cause provision (as defined in Section 4.6). (Each twelve month period beginning on the anniversary of the Effective Time of the Merger and each anniversary thereafter, is sometime referred to herein as an "Employment Year.") Notwithstanding the provisions of subparagraph (i), the Term shall be extended automatically, without any further action by the Company or the Executive, for successive twelve (12) month periods (each an "Extension Period") following the end of the Initial Term, or any succeeding twelve (12) month Extension Period (unless terminated as provided in this Section 4.1). If either party hereto desires for the Term to expire at the end of the Initial Term, or at the end of any Extension Period, such party shall give notice to the other party of such desire no later than sixty (60) days prior to the end of the Initial Term or Extension Period (as applicable). All references to the "Term" shall include the Initial Term and all Extension Periods. The parties acknowledge that this Agreement is void if the Merger is not consummated.

         4.2 TERMINATION BY GIVING NOTICE. If the Executive desires to terminate his employment prior to the expiration of the Term, he shall give not less than sixty (60) days written notice of such desire to the Companies specifying the date of termination (the "Notice Exception").

         4.3 TERMINATION FOR CAUSE, AUTOMATIC TERMINATION. The Companies shall at all times have the right to discharge the Executive For Cause (the "Cause Exception"), in accordance with Section 1.10.

         4.4 GOOD REASON. The Executive may terminate his employment at any time for Good Reason. If the Executive desires to terminate his employment for Good Reason, he shall give notice to the Company as provided in Section 4.7.

         4.5 DEATH OR TOTAL DISABILITY. This Agreement will be immediately terminated upon the death or Total Disability of the Executive.

         4.6 WITHOUT CAUSE. The Companies shall at all times have the right to terminate this Agreement without cause. In the event of a termination without cause, the Companies will give not less than sixty (60) days notice of termination. The Companies reserve the right to relieve the Executive of his duties any time during the 60-day notice period without affecting his right to compensation and other benefits during this notice period.

         4.7 NOTICE OF TERMINATION. Any termination by the Companies or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of Sections 4.3, 4.4 and 4.5 and 4.6, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the termination date is other than the date of receipt of such notice, specifies the effective date of termination.


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                                   ARTICLE 5

                                  COMPENSATION

         For all services rendered by the Executive during the Term, including without limitation, services as an executive, officer, director (except fees and reimbursements to which all members of the Board, or a subsidiary or affiliate of the Companies, are generally entitled) or member of any committee of the Companies or of any subsidiary, affiliate, or division thereof, the Companies shall pay the Executive as compensation the following:

         5.1 BASE SALARY. The Executive shall be paid for his services during the Term the Base Salary, payable in appropriate installments to conform with regular payroll dates for salaried personnel of the Companies. The Executive's Base Salary shall be reviewed by the Board each Employment Year and may be increased each Employment Year at the discretion of the Board.

         5.2 DISCRETIONARY BONUS. In addition to the Base Salary provided for in Section 5.1, the Executive shall be entitled to such bonus or bonuses, if any, as may be awarded to the Executive from time to time by the Chief Executive Officer of FGI. Any such discretionary bonus shall be payable in cash in the manner specified by the Chief Executive Officer of FGI at the time any such bonus is awarded and may not exceed fifty percent (50%) of the Executive's Base Salary. The Executive must be employed by the Companies on the date that said bonus is paid by the Companies in order to remain eligible for payments under this Section 5.2.

         5.3 INCENTIVE BONUS. In addition to the Base Salary provided for in Section 5.1, the Executive shall be entitled to receive an incentive bonus based on the Executive meeting established cash flow targets of the Blue Rhino Division, as determined at the beginning of each fiscal year of FGI by the Board. In the event the first Employment Year of the Executive's employment hereunder shall commence after the start of FGI's fiscal year, the Executive shall be entitled to receive an incentive bonus based on the Executive meeting established cash flow targets of the Blue Rhino Division, as determined by the Board for the remainder of such fiscal year. Any such incentive bonuses shall be payable in cash as soon as practicable following the close of the fiscal year of FGI and may not exceed fifty percent (50%) of the Executive's Base Salary. In the event of a Compensation Continuance Event, the Executive shall be entitled to receive a pro-rata incentive bonus, to be paid after the final accounting is performed at the end of the fiscal year of FGI in which the Termination Date occurs.

         5.4 PAYMENT FOR NON-COMPETITION AND NON-SOLICITATION. As separate and distinct consideration for the obligations imposed on the Executive in
Article 11.3 of this Agreement, the Company agrees to make a one-time lump sum payment of Two Million Five Hundred Thousand Dollars ($2,500,000.00) to the Executive at the Effective Time of the Merger.

         5.5 INCENTIVE COMPENSATION PLAN. In addition to the Base Salary provided for in Section 5.1, the Executive shall be entitled to participate in the Company's 1998 Incentive Compensation Plan (the "ICP") and receive such awards as may be granted to the Executive from time to time under the ICP. Any such awards shall be granted in the manner specified in the ICP. Subject to approval by the Board, the Executive shall be eligible to receive, in accordance


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with the terms of the ICP (subject to adjustment for stock splits and the like)
stock options to purchase 250,000 shares of FCI on a 12-year vesting schedule and at an exercise price to be determined by the Board.

         5.6 OTHER PLANS. In addition to the Base Salary, bonuses and awards provided for in Sections 5.1, 5.2, 5.3, 5.4, and 5.5, the Executive shall be entitled to participate in any other bonus or incentive plans of the Companies (whether now in existence or hereinafter established) in which other senior executives of the Companies are entitled to participate.

                                   ARTICLE 6

          REIMBURSEMENT OF EXPENSES, OFFICE AND SECRETARIAL ASSISTANCE

         The Companies recognize that the Executive will incur, from time to time, expenses for the benefit of the Companies and in furtherance of the Companies' business, including, but not limited to, expenses for entertainment, travel and other business expenses consistent with the Companies' past practices. During the Term and any Compensation Continuance Period, the Executive will be reimbursed for his reasonable expenses incurred for the benefit of the Companies in accordance with the general policy of the Companies as adopted from time to time by the Board. To receive such reimbursement, the Executive must present to the Companies an itemized accounting, in such detail as the Companies may reasonably request, of such expenditures. In the event of the termination of the Executive's employment for any reason, the Companies shall reimburse the Executive (or in the event of death, his personal representative) for expenses incurred by the Executive on behalf of the Companies prior to the Termination Date to the extent such expenses have not been previously reimbursed by the Companies. The Companies further agree to furnish the Executive during the Term with an office and such secretarial assistance as shall be suitable to the character of the Executive's position with the Companies and adequate for the performance of his duties hereunder.

                                   ARTICLE 7

                             VACATION AND SICK LEAVE

         The Executive shall be entitled to reasonable periods of vacation and sick leave during each Employment Year, commensurate with his position and in accordance with the Companies' established policy for senior executives. The Executive shall continue to receive the compensation provided for in ARTICLE 5 during the time of his vacation and sick leave.

                                   ARTICLE 8

                            OTHER EMPLOYEE BENEFITS.

         The Executive shall be entitled to participate in any and all retirement, health, disability, life insurance, long-term disability insurance, nonqualified deferred compensation and tax-qualified retirement plans or any other plans or benefits offered by the Company to its senior executives generally, if and to the extent the Executive is eligible to participate in accordance with the terms and provisions of any such plan or benefit program. Nothing in this ARTICLE 8 is intended, or shall be construed, to require the Company to institute or maintain any particular plan, program or benefit. Benefits payable pursuant to this Agreement shall be in addition to benefits payable to the Executive under all other employee benefit plans or programs of the Company.

                                   ARTICLE 9

                            TERMINATION COMPENSATION.

         9.1 MONTHLY COMPENSATION. Upon the expiration of the Term for any reason, the Executive shall be entitled to continue to receive his Base Salary through the last day of the month in which the Termination Date occurs, except in the event the Executive is terminated For Cause, he shall not be entitled to any further compensation or benefits beyond the Termination Date.

         9.2 COMPENSATION CONTINUANCE. In addition to the compensation provided for in Section 9.1, upon the occurrence of a Compensation Continuance Termination Event, the Executive (or in the event of his subsequent death, his surviving spouse) shall be entitled to continue to receive his Base Salary (as increased each year in the manner provided in Section 5.1) during the Compensation Continuance Period.

                                   ARTICLE 10

                  SPECIAL PROVISIONS RELATING TO STOCK OPTIONS.


         10.1 VESTED BLUE RHINO OPTIONS GRANTED PRIOR TO EFFECTIVE TIME OF MERGER. The Executive shall be entitled to receive from the Company an amount, with respect to each outstanding option to acquire the common stock of BRC which has become fully vested as of the Effective Time of the Merger, equal to the difference between (1) and (2), where (1) is $17.00 multiplied by the number of shares of BRC common stock subject to the vested option, and (2) is the aggregate purchase price for the BRC common stock subject to the vested option as set forth in the award or similar agreement granting such option. Payment of such amount shall be made to the Executive in cash in a lump sum as soon as practicable after the Effective Time of the Merger.

         10.2 NON-VESTED OPTIONS BLUE RHINO OPTIONS GRANTED PRIOR TO EFFECTIVE TIME OF MERGER. If the Executive remains an employee of the Company through the day immediately preceding the third (3rd) anniversary of the Effective Time of the Merger, the Executive shall be entitled to receive from the Company an amount, with respect to each outstanding option to acquire the common stock of BRC which was not fully vested as of the Effective Time of the Merger, equal to the difference between (1) and (2) where (1) is $17.00 multiplied by the number of shares of BRC common stock subject to the non-vested option, and (2) is the aggregate purchase price for the BRC common stock subject to the non-vested option as set forth in the award or similar agreement granting such non-vested option. Payment of such amount shall be made to the Executive in cash in a lump sum as soon as practicable following the third (3rd) anniversary of the Effective Time of the Merger. Notwithstanding the foregoing, if, prior to the

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third anniversary of the Effective Time of the Merger, the Executive terminates this Agreement for Good Reason or the Company terminates this Agreement without cause, the Executive shall be entitled to the payments set forth in this Section 10.2, as soon as practical following the Termination Date.


                                   ARTICLE 11

                             EXECUTIVE'S OBLIGATIONS

         All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with the following provisions during the Term and, except as otherwise provided in this ARTICLE 11, following the termination of the Executive's employment:

         11.1 ASSISTANCE IN LITIGATION. The Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party, and which arises out of facts and circumstances known to the Executive. The Company shall promptly reimburse the Executive for his out-of-pocket expenses incurred in connection with the fulfillment of his obligations under this Section.

         11.2 CONFIDENTIAL INFORMATION. The Executive acknowledges that all Confidential Information has a commercial value in the Companies' Business and is the sole property of the Companies. The Executive agrees that he shall not disclose or reveal, directly or indirectly, to any unauthorized person any Confidential Information, and the Executive confirms that such information constitutes the exclusive property of the Companies; provided, however, that the foregoing shall not prohibit the Executive from disclosing such information to third parties or governmental agencies in furtherance of the interests of the Companies or as may be required by law.

         11.3     NON-COMPETITION AND NON-SOLICITATION.

                  (a) The Executive acknowledges that in the course of his employment with the Companies he will become familiar with Confidential Information and that his services will be of special, unique and extraordinary value to the Companies. Therefore, the Executive agrees that, during the Time Period, the Executive shall not directly or indirectly own, manage, control, or engage in any business with any Person (including by himself or in association with any Person, firm, corporate or other business organization or through any other entity) whose business is substantially similar to any segment of the Business in which the Companies engage, as such Business exists or is in process on the date of the termination of the Executive's employment, within the Trade Area.

                  (b) During the Time Period, the Executive shall not invest, directly or indirectly, in any corporation or other entity which is engaged in the Business.

                  (c) During the Time Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Companies or any affiliate of the Companies to leave the employ of the Companies or such affiliate, or in any way interfere with the relationship between the Companies and any employee thereof, (ii) hire any person who was an employee of the Companies at any time within the six-month period prior to the date of termination of the Executive's employment with the Companies or any affiliate thereof, or (iii) induce or attempt to induce any Customer, supplier, licensee, licensor, franchisee, franchisor or other business relation of the Companies or any affiliate to cease doing business with the Companies or such affiliate, or in any way interfere with the relationship between any such Customer, supplier, licensee, licensor, franchisee, franchisor or business relation and the Companies or any affiliate thereof.

                  (d) The Companies and the Executive agree that: (i) the covenants set forth in this Section 11.3 are reasonable in geographical and temporal scope and in all other respects, (ii) the Companies would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Companies to enter into this Agreement.

                  (e) If, at the time of enforcement of this Section 11.3, a court or arbiter shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (f) The Executive hereby agrees that he shall at no time either prior to or following expiration of the Time Period use the name "Ferrellgas," "Blue Rhino" or any other name used by the Companies in any business venture unrelated to FGI engaged in by the Executive without the prior written consent of FGI.

         11.4 FAILURE TO COMPLY. In the event that the Executive shall fail to comply with any provision of this ARTICLE 11, and such failure shall continue for ten (10) days following delivery of notice thereof by the Companies to the Executive, all rights of the Executive and any person claiming under or through him to the payments or benefits described in this Agreement shall thereupon terminate and no person shall be entitled thereafter to receive any payments or benefits hereunder. In addition to the foregoing, in the event of a breach by the Executive of the provisions of this ARTICLE 11, the Companies shall have and may exercise any and all other rights and remedies available to the Companies at law or otherwise, including but not limited to obtaining an injunction from a court of competent jurisdiction enjoining and restraining the Executive from committing such violation, and the Executive hereby consents to the issuance of such injunction.

         11.5 ACCOUNTING FOR PROFITS. The Executive covenants and agrees that, if any of the covenants or agreements under this ARTICLE 11 are violated by the Executive, the Companies shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that the Executive, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies that the Companies are or may be entitled at law, in equity or under this Agreement.

                                   ARTICLE 12

                                 ATTORNEYS' FEES

         In the event that the Executive incurs any attorneys' fees in protecting or enforcing his rights under this Agreement, the Companies shall reimburse the Executive for such reasonable attorneys' fees and for any other reasonable expenses related thereto. Such reimbursement shall be made within thirty (30) days following final resolution of the dispute or occurrence giving rise to such fees and expenses. In no event shall the Executive be entitled to receive the benefits provided for in this ARTICLE 11 in the event his employment is terminated by the Company For Cause.

                                   ARTICLE 13

                              DECISIONS BY COMPANY.

         Any powers granted to the Board hereunder may be exercised by a committee, appointed by the Board, and such committee, if appointed, shall have general responsibility for the administration and interpretation of this Agreement.

                                   ARTICLE 14

                                INDEMNIFICATION.

         The Companies shall indemnify the Executive during his employment and thereafter to the maximum extent permitted by applicable law for any and all liability of the Executive arising out of, or in connection with, his employment by the Companies or membership on the Board; provided, that in no event shall such indemnity of the Executive at any time during the period of his employment by the Companies be less than the maximum indemnity provided by the Companies at any time during such period to any other officer or director under an indemnification insurance policy or the bylaws or charter of the Companies or by agreement.

                                   ARTICLE 15

                          SOURCE OF PAYMENTS; NO TRUST

         The obligations of the Companies to make payments hereunder shall constitute a liability of the Companies to the Executive. Such payments shall be from the general funds of the Companies, and the Companies shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the Executive nor his designated beneficiary shall have any interest in any particular asset of the Companies by reason of their obligations hereunder. Nothing contained in this Agreement shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Companies and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Companies hereunder, such right shall be no greater than the right of an unsecured creditor of the Companies.

                                   ARTICLE 16

                                  SEVERABILITY

         All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

                                   ARTICLE 17

                              ASSIGNMENT PROHIBITED

         This Agreement is personal to each of the parties hereto, and none of the parties may assign nor delegate any of his, its or their rights or obligations hereunder without first obtaining the written consent of the other parties; provided, however, that nothing in this ARTICLE 17 shall preclude the executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights under this Agreement to the person or persons entitled thereto.

                                   ARTICLE 18

                                  NO ATTACHMENT

         Except as otherwise provided in this Agreement or required by applicable law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                                   ARTICLE 19

                                    HEADINGS

         The headings of articles, paragraphs and sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                                   ARTICLE 20

                                  GOVERNING LAW

         The parties intend that this Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of Missouri and that in any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Missouri shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                                   ARTICLE 21

                                 BINDING EFFECT

         This Agreement shall be binding upon, and inure to the benefit of, the Executive and his heirs, executors, administrators and legal representatives and the Company and its permitted successors and assigns.

                                   ARTICLE 22

                             MERGER OR CONSOLIDATION

         The Companies will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation (the "Successor Corporation") unless the Successor Corporation shall assume this Agreement, and upon such assumption, the Executive and the Successor Corporation shall become obligated to perform the terms and conditions of this Agreement.

                                   ARTICLE 23

                                  COUNTERPARTS

         This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   ARTICLE 24

                                ENTIRE AGREEMENT

         This Agreement expresses the whole and entire agreement between the parties with reference to the employment of the Executive and, as of the Effective Time of the Merger, supersedes and replaces any prior employment agreement understanding or arrangement (whether written or oral) between the Companies, BRC and the Executive or any of their affiliates, including, without limitation, the Employment Agreement between BRC and the Executive dated May 7, 1999. All such agreements, understandings and arrangements are terminated and are of no force and effect as of the effective date of this Agreement. Each of the parties hereto has relied on his or its own judgment in entering into this Agreement.

                                   ARTICLE 25

                                     NOTICES

         All notices, requests and other communications to any party under this Agreement shall be in writing (including telefacsimile transmission or similar writing) and shall be given to such party at its address or telefacsimile number set forth below or such other address or telefacsimile number as such party may hereafter specify for the purpose by notice to the other party:

         (a)      If to the Executive:

                  Billy D. Prim
                  c/o Blue Rhino Corporation
                  104 Cambridge Plaza Drive
                  Winston-Salem, North Carolina 27104
                  Fax Number: (336) 659-6750

         (b)      If to FGI, to:    Ferrellgas, Inc.
                                    One Liberty Plaza
                                    Liberty, Missouri 64068
                                    Attention:  Kenneth A. Heinz

         (c)      If to FCI, to     Ferrell Companies, Inc.
                                    One Liberty Plaza
                                    Liberty, Missouri 64068
                                    Attention:  Kenneth A. Heinz

         Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this ARTICLE 25.

                                   ARTICLE 26

                            MODIFICATION OF AGREEMENT

         No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. No evidence of any waiver or modification shall be offered or received in evidence at any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The parties further agree that the provisions of this ARTICLE 26 may not be waived except as herein set forth.

                                   ARTICLE 27

                                      TAXES

         To the extent required by applicable law, the Company shall deduct and withhold all necessary Social Security taxes and all necessary federal and state withholding taxes and any other similar sums required by law to be withheld from any payments made pursuant to the terms of this Agreement.

                                   ARTICLE 28

                                   MITIGATION

         The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and, subject to the provisions of ARTICLE 11, any payment or benefit to be provided to the Executive pursuant to this Agreement shall not be reduced by any compensation or other amount earned or collected by the Executive at any time before or after the termination of the Executive's employment.

                                   ARTICLE 29

                                   ARBITRATION

         (a) Except as set forth in Section 11.3, arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature (a "Claim") arising out of, related to, or connected with the Executive's employment relationship with the Companies, the termination of the Executive's employment relationship with FGI or this Agreement, including any Claim against any parent, subsidiary, or affiliated entity of the Companies, or any director, officer, general or limited partner, employee or agent of the Companies or of any such parent, subsidiary or affiliated entity.

         (b) This agreement to arbitrate specifically includes (without limitation) any dispute between or among the parties to this Agreement relating to or in respect of this Agreement, its negotiation, execution, performance, subject matter, or any course of conduct or dealing or actions under or in respect of this Agreement, all claims under or relating to any federal, state or local law or regulation prohibiting discrimination, harassment or retaliation based on race, color, religion, national origin, sex, age, disability or any other condition or characteristic protected by law; demotion, discipline, termination or other adverse action in violation of any contract, law or public policy; entitlement to wages or other economic compensation; and any claim for personal, emotional, physical, economic or other injury.

         (c) This agreement to arbitrate does not apply to any legal action by the Companies seeking injunctive relief or damages for breach or enforcement of ARTICLE 11 of the Agreement. This agreement to arbitrate also does not apply to any claims by the Executive: (i) for workers' compensation benefits; (ii) for unemployment insurance benefits; (iii) brought pursuant to the Employee Retirement Income Security Act ("ERISA"); (iv) under a non-ERISA benefit plan where the plan specifies a separate arbitration procedure; (v) filed with an administrative agency which are not legally subject to arbitration under this Agreement; or (vi) which are otherwise expressly prohibited by law from being subject to arbitration under this Agreement.

         (d) Any party may demand arbitration by sending notice to the other party as set forth in this Agreement. Any Claim submitted to arbitration shall be decided by a single, neutral arbitrator (the "Arbitrator"). The parties to the arbitration shall mutually select the Arbitrator not later than 45 days after service of the demand for arbitration. If the parties for any reason do not mutually select the Arbitrator within the 45 day period, then any party may apply to any court of competent jurisdiction to appoint a retired judge as the Arbitrator. The parties agree that arbitration shall be conducted in accordance with the American Arbitration Association Rules for the Resolution of Employment Disputes. The Arbitrator shall apply the substantive federal, state, or local law and statute of limitations governing any Claim submitted to arbitration. The arbitration shall take place at a mutually agreeable site in Chicago, Illinois, and shall be conducted within one hundred eighty (180) days of the receipt by a party of the other party's demand for arbitration. The Arbitrator, in making his decision, shall be bound to follow the substantive state and federal laws of jurisprudence as well as the applicable rules of evidence in arriving at a decision. The decision rendered shall be in writing and delivered to the parties within thirty
(30) days after the conclusion of the arbitration. The award of the Arbitrator shall be final, and judgment upon the award rendered may be entered and enforced in any court, state or federal, having jurisdiction. In ruling on any Claim submitted to arbitration, the Arbitrator shall have the authority to award only such remedies or forms of relief as are provided for under the substantive law governing such Claim.

         (e) Any fees and costs incurred in the arbitration (e.g., filing fees, transcript costs and Arbitrator's fees) will be shared equally by the Executive and the Companies, except that the Arbitrator may reallocate such fees among the parties if the Arbitrator determines that an equal allocation would impose an unreasonable financial burden on the Executive. Subject to the provisions of Article 12, the parties shall be responsible for their own attorneys' fees and costs, except that the Arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party in accordance with the applicable law governing the dispute and the terms of this Agreement.

         (f) The Arbitrator, and not any federal or state court, shall have the exclusive authority to resolve any issue relating to the interpretation, formation or enforceability of this Agreement, or any issue relating to whether a Claim is subject to arbitration under this Agreement, except that any party may bring an action in any court of competent jurisdiction to compel arbitration in accordance with the terms of this Agreement.

                                   ARTICLE 30

                              NEUTRAL CONSTRUCTION

         Each party acknowledges that in the negotiation and drafting of this Agreement, they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that they and their counsel have had a substantial role in such negotiation and drafting and, therefore, the parties agree that this Agreement shall be deemed to have been drafted by all the parties hereto and the rule of construction to the effect that any contract ambiguities are to be resolved, against the drafting party shall not be employed in the interpretation of this Agreement or any exhibit hereto.

                                   ARTICLE 31

                                    RECITALS

         The Recitals to this Agreement are incorporated herein and shall constitute an integral part of this Agreement.

                     [The next page is the signature page.]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


FERRELL COMPANIES, INC.                        EXECUTIVE


By:      /s/ Kenneth A. Heinz                  /s/ Billy D. Prim
        ---------------------------------      -------------------------------
Name:   Kenneth A. Heinz                       Billy D. Prim
Title:  Senior Vice President, Corporate
        Development



FERRELLGAS, INC.

By:    /s/ Kenneth A. Heinz
       ---------------------------------
Name:  Kenneth A. Heinz
Title: Senior Vice President, Corporate
       Development


PLEASE NOTE: BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS HEREBY CERTIFYING THAT HE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS THE EXECUTIVE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS, AND (D) UNDERSTANDS THE EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION AGREEMENT.